Exhibit (g)(3)(xviii)

FORM OF

AMENDMENT NO. 17

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 17 dated as of                         , 2010 (“Amendment No. 17”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.

New Portfolio. The Trust and JPMorgan have determined to add the EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio to the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.

Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 17 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:		By:
Name:
	Chief Financial Officer and Treasurer	Title:	Managing Director

SCHEDULE C

AMENDMENT NO. 17

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Allocation Portfolio

ATM Core Bond Portfolio

ATM Government Bond Portfolio

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 2000 Portfolio-I, III

AXA Tactical Manager 400 Portfolio-I, III

AXA Tactical Manager 500 Portfolio-I, III

AXA Tactical Manager International Portfolio-I, III

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Wells Fargo Advantage Omega Growth Portfolio